Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT
THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of this 31st day of March, 2023 (the “Effective Date”) by and between USEF EDWARDS MILL OWNER, LLC, a Delaware limited liability company (“Landlord”) and BANDWIDTH INC., a Delaware corporation (“Tenant”).
BACKGROUND
A.Landlord and Tenant entered into that certain Lease Agreement dated May 27, 2021, as amended by that certain First Amendment to Lease Agreement dated April 14, 2022 (collectively, the “Existing Lease”); and as further amended by this Amendment, the “Lease”) pursuant to which Tenant leased from Landlord the Premises located in Raleigh, North Carolina, as more particularly described in the Existing Lease.
B.Landlord anticipates that the Scheduled Commencement Date will occur on June 21, 2023. Tenant has requested that the Scheduled Commencement Date be delayed until August 1, 2023. Landlord has agreed to extend the Schedule Commencement Date until August 1, 2023, pursuant to the terms of this Amendment.
C.Landlord and Tenant desire to enter into this Amendment in order to memorialize the foregoing and amend certain terms of the Existing Lease as agreed to by Landlord and Tenant herein.
AGREEMENT
NOW, THEREFORE, in consideration of the agreements, covenants, representations, and undertakings contained herein, the parties hereby agree as follows:
1.Recitals; Capitalized Terms. The recitals set forth above are incorporated herein by this reference. The use of any capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Existing Lease.
2.    Scheduled Commencement Date. Landlord and Tenant hereby stipulate and agree that the Scheduled Commencement Date is now August 1, 2023; accordingly, the reference to “June 21, 2023” in Section 1.2(a) of the Existing Lease is hereby deleted and replaced with “August 1, 2023”.
3.    Commencement Date; Early Access. Notwithstanding anything to the contrary contained in the Existing Lease, the parties hereby stipulate and agree that the Commencement Date shall be the later of (i) the date of Substantial Completion, and (ii) August 1, 2023.
4.    Anticipated Balance; Total Project Costs; Rate Cap Payments.
(a)    Landlord and Tenant agree that an amount equal to $1,353,276.06 shall be added to the Anticipated Balance.
(b)    Landlord and Tenant agree that a fee of $12,500 per month for the months of March through July, 2023 (such amount totaling $62,500), which amount represents the fee that Landlord is paying Patrinely for construction oversight and review, shall be added to the Total Project Costs. Further, the parties agree that the Total Project Costs equal or exceed $500 per square foot of Gross Area.

(c)    In connection with Landlord’s construction financing for the Project, Landlord executed an interest rate cap agreement that sets a maximum rate of interest under the loan. The cost of such interest rate cap agreement was included in the Total Project Costs. All payments accruing to Landlord under such interest rate cap agreement prior to May 9, 2023 shall be added to Landlord’s Work Allowance. All payments accruing to Landlord under such interest rate cap agreement following May 9, 2023 shall be retained by Landlord for debt service.
5.    Substantial Completion. The definition of “Substantial Completion” contained in Exhibit C, Article IV, Section 4 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
“Definitions. As used herein, “Substantial Completion,” “Substantially Completed,” “Substantially Complete,” and any derivations thereof means that a temporary or permanent certificate of occupancy has been issued for each Building and the Parking Deck by the applicable governmental authority; provided, however, that if a temporary certificate of occupancy is issued, (i) Landlord shall cause a permanent certificate of occupancy to be issued before the temporary certificate expires, and (ii) any temporary certificate of occupancy must allow Tenant the ability to use and occupy the Building and Parking Facility.”
6.    Brokers. Landlord and Tenant each represent to the other that except for Tenant’s broker Davis Moore Capital, LLC (which is not owed any additional commission in connection with this Amendment), it has not dealt with any brokers in connection with this Amendment. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any broker, finder or other person claiming to have dealt with the indemnifying party in connection with this Amendment. These indemnity obligations shall survive the expiration or earlier termination of the Lease.
7.     Estoppel.
(a)    Tenant hereby represents and warrants the following: as of the Effective Date hereof, to the current actual knowledge of Tenant: (a) Landlord is not in default under the Existing Lease; and (b) no event has occurred and no condition exists that with the passage of time or the giving of notice, or both, could give Tenant the right to claim default under the Existing Lease.
(b)    Landlord hereby represents and warrants the following: as of the Effective Date hereof, to the current actual knowledge of Landlord: (a) Tenant is not in default under the Existing Lease; and (b) no event has occurred and no condition exists that with the passage of time or the giving of notice, or both, could give Landlord the right to claim default under the Existing Lease.
8.    Miscellaneous.
(a)    The provisions of this Amendment shall supersede any inconsistent provisions contained in the Existing Lease. Except as hereby modified, all of the terms, covenants and conditions of the Existing Lease shall remain in full force and effect and the parties hereto hereby ratify each and every term, covenant and agreement contained therein.
(b)    This Amendment may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. This Amendment may be executed and delivered by DocuSign and email/pdf. Landlord and Tenant agree to accept a digital/electronic image of the Lease, as executed, as true and correct originals and admissible as best evidence for the purposes of State law, Federal Rule of Evidence 1002, and the like statutes and regulations.

(c)    This Amendment may not be modified, amended or terminated, nor any of its provisions waived, except by an agreement in writing signed by both parties to this Amendment.
(d)    The covenants, agreements, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signatures on following page]

IN WITNESS WHEREOF, the parties have signed and delivered this Amendment as of the Effective Date.

        LANDLORD:

USEF EDWARDS MILL OWNER, LLC,
a Delaware limited liability company

        By:    USEF Edwards Mill Venture, LLC,
            a Delaware limited liability company,
            its Member

            By:    Athens Development Partners, LLC,
a North Carolina limited liability company,
its Administrative Manager

By:    Liberty Real Estate Investment, LLC,
    a North Carolina limited liability company,
    its Manager

    By:    Capitol Broadcasting Company, Incorporated,
    a North Carolina corporation,
        its Manager

                        By:    /s/ Michael J. Goodmon, Sr.
    Michael J. Goodmon, Sr.,
    Senior Vice President

TENANT:

BANDWIDTH INC.,
a Delaware corporation

By:    /s/ David A. Morken
Name:    David A. Morken
Title:    Chief Executive Officer

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